Exhibit 99.11

Your Proxy Vote is Important! Vote by Telephone Please call us toll free at 1-800-830-3542, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot. Vote by Mail Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope. PO Box 55909 Boston, MA 02205-5909 Vote by Internet Please go to the electronic voting site at www.2voteproxy.com/colecapital or scan the QR code to the left. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot. If Voting by Mail Remember to sign and date ballot below. PROXY TABULATOR P.O. BOX 55909 BOSTON, MA 02205-9100 Please ensure the address to the right shows through the  window of the enclosed postage paid return envelope. COLE CORPORATE INCOME TRUST, INC. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 27, 2015 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder hereby appoints Simon J. Misselbrook and Joshua E. Levit, each as proxy and attorney-in-fact, with full power of substitution as determined by the Board of Directors of Cole Corporate Income Trust, Inc., on behalf and in the name of the undersigned, to attend the Special Meeting of Stockholders of COLE CORPORATE INCOME TRUST, INC. to be held on January 27, 2015, at 9:00 a.m. local time at the offices of Cole Corporate Income Trust, Inc., 2325 East Camelback Road, Suite 1100, Phoenix, Arizona 85016, and any adjournments or postponements thereof, and to cast on behalf of the undersigned all votes which the undersigned would be entitled to cast if personally present, as indicated on the reverse side of this ballot, and otherwise to represent the undersigned at the meeting and any adjournments or postponements thereof, with all powers possessed by the undersigned if personally present. The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting. When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed herein. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast FOR the proposal in Proposal 1 to approve the Merger and the other transactions contemplated by the Merger Agreement and FOR the proposal in Proposal 2 to approve the adjournment of the Special Meeting of Stockholders to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger and the other transactions contemplated by the Merger Agreement. The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn or postpone the meeting to provide more time to solicit proxies for any or all of the proposals referenced herein. Important Notice Regarding the Availability of Proxy Materials for the Cole Corporate Income Trust, Inc. Special Meeting of Stockholders to Be Held on January 27, 2015. The Proxy Statement for this meeting is available at: http://www.2voteproxy.com/colecapital. You may obtain directions to attend the Special Meeting of Stockholders by calling 1-866-907-2653. Note: Signature(s) should agree with the name(s) printed herein. When signing  Signature(s) as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date:

THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL IN PROPOSAL 1 TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND “FOR” THE PROPOSAL IN PROPOSAL 2 TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING OF STOCKHOLDERS TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, THE PROXY OR PROXIES WILL VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OR, IN THE ABSENCE OF SUCH A RECOMMENDATION, IN THEIR DISCRETION. The Board of Directors recommends that you vote FOR the proposal in Proposal 1 to approve the Merger and the other transactions contemplated by the Merger Agreement and FOR the proposal in Proposal 2 to approve the adjournment of the Special Meeting of Stockholders to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger and the other transactions contemplated by the Merger Agreement:  FOR AGAINST ABSTAIN Proposal 1. To approve a proposal for the merger of Cole Corporate Income Trust, Inc. with and into SC Merger Sub LLC, or SIR Merger Sub, a wholly owned subsidiary of Select Income REIT, or SIR, with SIR Merger Sub surviving as a wholly owned subsidiary of SIR, or the Merger, pursuant to that certain Agreement and Plan of Merger dated as of August 30, 2014, as it may be amended from time to time, or the Merger Agreement. FOR AGAINST ABSTAIN Proposal 2. To approve a proposal for the adjournment of the Special Meeting of Stockholders to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger and the other transactions contemplated by the Merger Agreement.